UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 984-7085

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SITO	The Nasdaq Capital Market

Item 8.01 Other Events.

Postponement of Annual Meeting of Stockholders

On November 14, 2019, SITO Mobile, Ltd. (“SITO” or the “Company”) postponed the 2019 Annual Meeting of Stockholders scheduled for November 15, 2019. The Company postponed the Annual Meeting of Stockholders, based on communication from the Securities and Exchange Commission (the “SEC”) that it intends to and is in process of reviewing the definitive proxy materials submitted by SITO.

Proxy statement Proposal No. 2, regarding the issuance of shares of Company common stock in its all-stock acquisition of MediaJel, Inc., is the only proposal in the definitive proxy materials subject to review. However, the Company has determined it more efficient to postpone the 2019 Annual Meeting of Stockholders, which will be rescheduled, once any comments and observations received from the SEC are addressed and SEC approval of the proxy materials is obtained.

Prior to the decision to postpone, a sufficient number of shares had been voted or presented by stockholders or their proxies to constitute a quorum. Depending on the significance on the definitive proxy materials of SEC comments and observations, votes that have been cast to date and until the polls close or a stockholder has revoked their proxy, a stockholder’s proxy will still be in effect and will be counted once the Annual Meeting is rescheduled and convened. However, a stockholder will still be able to change or revoke their proxy with respect to any proposal until the meeting convenes and the polls close for voting on such proposal.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: November 14, 2019	/s/ Thomas J. Pallack
Name: Thomas J. Pallack
Title: Chief Executive Officer

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